Exhibit 99.1

Jabil Announces Definitive Agreement to Divest Mobility Business for $2.2 Billion

ST. PETERSBURG, Fla. – September 26, 2023 – Jabil Inc. (NYSE: JBL) today announced the signing of a definitive agreement to divest its Mobility business to BYD Electronic (International) Company Limited (“BYDE”) in a cash transaction valued at $2.2 billion. The definitive agreement follows a preliminary agreement announced by the two companies on August 27, 2023.

Under the agreement, Jabil’s Mobility business, which manufactures components for consumer electronics, will transfer to BYDE. The business is mainly located in Chengdu and Wuxi, China.

“We are pleased to reach this definitive agreement with BYDE and are confident that this transaction is the right step forward for the company, our people, and customers,” said Jabil CEO Kenny Wilson.

“Upon closing, Jabil will be well positioned to enhance its shareholder-centric capital framework, including incremental share buybacks. Additionally, it will provide opportunities for further investment in electric vehicles, renewable energy, healthcare, AI cloud data centers, and other end-markets,” added Wilson.

The transaction is anticipated to close within the first two quarters of Jabil’s current fiscal year 2024 (which is the period from September 1, 2023 through February 29, 2024), and is subject to closing conditions, including required regulatory approvals.

Upcoming Earnings Release and 6th Annual Investor Briefing

As previously announced, the company will host a conference call and webcast to review the fourth quarter and fiscal year 2023 results. Additionally, CEO Kenny Wilson and members of the management team will outline the strategic and financial priorities for the coming fiscal year, including additional information relating to the definitive agreement.

When: Thursday, September 28, 2023 – 8:30 a.m. ET

Dial-in: U.S. (877) 407-6184 or International (201) 389-0877

To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will be available after completion of the call.

Advisors

Goldman Sachs & Co. LLC and RBC Capital Markets are serving as the exclusive financial advisors to Jabil, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as Jabil’s legal counsel in this transaction.

Forward Looking Statements: This release contains forward-looking statements, including those regarding the definitive agreement and the potential transaction with BYDE. The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Forward-looking statements could be affected by the following factors, among others, related to the potential transaction: the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, or the failure to satisfy closing conditions and consummate the potential transaction; the ability of Jabil or BYDE to obtain required regulatory approvals for the potential transaction and the timing and conditions for such approvals; the ability to obtain any approval required from the stockholders of BYDE or required consents of other third parties; disruption from the potential transaction, including potential adverse changes to relationships with customers, employees, suppliers or other parties resulting from the failure to consummate the potential transaction; potential proceedings relating to the potential transaction that could be instituted against Jabil; unexpected costs or unexpected liabilities that may arise from the potential transaction, whether or not consummated; the inability to retain key personnel; the impact of changes in economic, market, political or social conditions; and future regulatory or legislative actions that could adversely affect the parties.

About Jabil:

Jabil (NYSE: JBL) is a manufacturing solutions provider with over 250,000 employees across 100 locations in 30 countries. The world’s leading brands rely on Jabil’s unmatched breadth and depth of end-market experience, technical and design capabilities, manufacturing know-how, supply chain insights, and global product management expertise. Driven by a common purpose, Jabil and its people are committed to making a positive impact on their local community and the environment. Visit www.jabil.com to learn more.

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Investor Contact

Adam Berry

Vice President, Investor Relations

Adam_Berry@jabil.com

Media Contact

Timur Aydin

Director, Enterprise Content and Media

publicrelations@jabil.com